EXHIBIT 99.1

Owens & Minor to Acquire Medical Action Industries, a Leading Provider of Procedure-Based Kits and Trays

  Acquisition of Medical Action aligns with Owens & Minor's strategy of Connecting the World of Medical Products to the Point of CareTM by expanding reach to the patient
  Medical Action's kitting capabilities complement Owens & Minor's existing procedure-based delivery service
  Expected to be accretive to Owens & Minor's non-GAAP net income per diluted share in 2015 and thereafter

RICHMOND, Va. and BRENTWOOD, N.Y., June 25, 2014 (GLOBE NEWSWIRE) -- Owens & Minor, Inc. (NYSE:OMI), a leading healthcare logistics company, and Medical Action Industries Inc. (Nasdaq:MDCI), a leading producer of custom procedure trays (CPTs) and minor procedure kits, announced today that the two companies have signed a definitive agreement under which Owens & Minor will acquire all outstanding shares of Medical Action for $13.80 per share in cash, representing a total transaction value of approximately $208 million, including assumed debt, net of cash. Medical Action reported $287.8 million in net sales from continuing operations for the fiscal year ended March 31, 2014, of which approximately 45% represented sales to Owens & Minor. Owens & Minor expects that the transaction will be accretive to non-GAAP net income per diluted share in 2015 and beyond.

Upon completion of the acquisition, Owens & Minor will significantly advance its strategy of Connecting the World of Medical Products to the Point of CareTM by broadening its service offering to provider and manufacturer customers. Owens & Minor believes the combined platform will offer the following enhancements:

  Medical Action's strong tray assembly capabilities complement Owens & Minor's existing ability to provide unitized delivery services to the provider market. By assembling and delivering procedure-specific products to the point of care, Owens & Minor's unitized delivery services significantly improve the ability of provider customers to track, control and reduce procedure costs.

  Owens & Minor's leadership position in medical supply logistics coupled with Medical Action's dedicated clinical sales force creates opportunities for enhanced growth in the domestic kit and tray market.

  Medical Action's CPT strategy of providing product choice and flexibility for providers is complementary to Owens & Minor's logistics-focused supply chain services, where product choice is highly valued.

  The acquisition also enhances Owens & Minor's partnerships with manufacturers by providing continued market access and more robust opportunities to deliver their products directly to the patient through Owens & Minor's unitized services.

"The acquisition of Medical Action is consistent with our strategic focus and a natural extension of Owens & Minor's core capabilities as we look to broaden our service offering," said Craig R. Smith, chairman and chief executive officer of Owens & Minor. "It meets the needs of both our provider and manufacturer customers by providing them a more complete and cost-effective solution for the delivery of procedure-specific product kits. With attractive margins and a strong competitive position, we expect this transaction to create value for shareholders and establish a scalable platform for future growth." "We have a long and productive history working with Medical Action as their largest channel partner and understand the organization well," said James L. Bierman, president and chief operating officer of Owens & Minor. "We are confident in our ability to achieve identified synergies and in the enhanced value we can deliver together for patients, providers and manufacturers. Our two companies share similar cultures, and we look forward to welcoming the Medical Action employees to the Owens & Minor team as we build an industry leader."

"Owens & Minor's position as a leading healthcare logistics company will be complemented by the talented Medical Action employees who provide quality products and solutions that improve patient outcomes," said Paul D. Meringolo, chief executive officer of Medical Action. "Our companies have enjoyed a highly collaborative relationship for over thirty-five years, are built around similar cultures and values and are respected throughout the healthcare community. This transaction represents an excellent outcome for stockholders, employees and customers, who will benefit from the reputation, expertise and knowledge provided by the combined companies."

The transaction, which has been approved by the boards of directors of both companies after an auction process, is subject to customary closing conditions, including Medical Action shareholder approval and regulatory clearances, and is expected to close in the fourth quarter of 2014. The total transaction, including the assumption of Medical Action's remaining outstanding debt net of cash (including the net proceeds of the June 2, 2014 sale of Medical Action's patient care business), is valued at approximately $208 million. Owens & Minor intends to finance the transaction with existing cash balances and available borrowings under its revolving credit facility.

The transaction is expected to be accretive to Owens & Minor's non-GAAP net income in 2015, including anticipated partial synergies in the first full year of ownership. Owens & Minor estimates annual pre-tax cost synergies of $10 to $12 million by the end of calendar year 2016, which excludes potential revenue synergies. Aside from transaction-related costs, which will be reported as acquisition-related and exit and realignment charges, the impact to Owens & Minor 's 2014 non-GAAP net income per diluted share is not expected to be significant, as it will be limited primarily to the fourth quarter of 2014. Owens & Minor intends to provide additional information about the transaction when it reports second quarter 2014 financial results and additional information about the impact to 2015 financial results during its 2014 Investor Day later this year.

Owens & Minor, Inc. (NYSE:OMI) is a leading healthcare logistics company dedicated to Connecting the World of Medical Products to the Point of CareTM by providing vital supply chain services to healthcare providers and manufacturers of healthcare products. Owens & Minor provides logistics services across the spectrum of medical products from disposable medical supplies to devices and implants. With logistics platforms strategically located in the United States and Europe, Owens & Minor serves markets where three quarters of global healthcare spending occurs. Owens & Minor's customers span the healthcare market from independent hospitals to large integrated healthcare networks, as well as group purchasing organizations, healthcare products manufacturers, and the federal government. A FORTUNE 500 company, Owens & Minor is headquartered in Richmond, Virginia, and has annualized revenues exceeding $9 billion. For more information about Owens & Minor, visit the company website at www.owens-minor.com.

Medical Action Industries Inc. (Nasdaq:MDCI) is a leading supplier of medical and surgical disposable products. Its products are marketed primarily to acute care facilities in domestic and certain international markets. The Company has expanded its target market to include physician, dental and veterinary office, out-patient surgery centers, long-term care facilities and laboratories. Medical Action's products are marketed nationally by its direct sales personnel and extensive network of healthcare distributors. The Company has preferred vendor agreements with national and regional distributors, as well as sole and multi-source agreements with group purchasing organizations. Medical Action's common stock trades on the NASDAQ Global Select Market under the symbol MDCI and is included in the Russell Microcap® Index.

Risk Factors

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the ability to complete the transaction considering the various closing conditions; the expected benefits and costs of the transaction; any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product or service development, extensions or integration; any statements of expectation or belief; any statements regarding general industry conditions and competition; any statements regarding economic conditions; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include risks related to the timing or ultimate completion of the transaction, as the transaction is subject to certain closing conditions, including receipt of all necessary regulatory clearances and approval of Medical Action's shareholders; the possibility that expected benefits may not materialize as expected; Owens & Minor's ability to successfully implement integration strategies; as well as the ability to ensure continued performance or market growth of Medical Action's products and services. These risks, uncertainties and other factors, and the general risks associated with the respective businesses of Owens & Minor and Medical Action described in the reports and other documents filed by each of them with the Securities and Exchange Commission, could cause actual results to differ materially from those referred to in the forward-looking statements. All forward-looking statements are based on information currently available to Owens & Minor and Medical Action and are qualified in their entirety by this cautionary statement. Except as required by law, neither Owens & Minor nor Medical Action assumes any obligation to update any such forward-looking statements or other statements included in this press release.

Additional Information and Where to Find It

Owens & Minor uses its website as a channel of distribution for material company information, including news releases, investor presentations and financial information. This information is routinely posted and accessible under Investor Relations at www.owens-minor.com.

In connection with the proposed acquisition, Medical Action plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF Medical Action ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The final proxy statement will be mailed to shareholders of Medical Action. Investors and securityholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by Medical Action with the SEC, at the SEC's web site at http://www.sec.gov. In addition, you may also obtain Medical Action's filings with the SEC, free of charge, from Medical Action's website (www.medical-action.com) under the tab "Investor Relations" through the "SEC Filings" link.

Participants in the Solicitation

Medical Action and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Medical Action's shareholders in connection with the proposed transaction. Information regarding Medical Action's directors and executive officers is available in Medical Action's proxy statement for its 2014 annual meeting of shareholders, which was filed with the SEC on June 16, 2014. Additional information regarding participants in the proxy solicitations and a description of their direct and indirect interests will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

CONTACT: Chuck Graves, Director, Finance & Investor Relations
         Owens & Minor
         804-723-7556
         chuck.graves@owens-minor.com

         Truitt Allcott, Director, Investor & Media Relations
         Owens & Minor
         804-723-7555
         truitt.allcott@owens-minor.com

         Brian Baker, Chief Financial Officer
         Medical Action
         631-231-4600
         brian.baker@medical-action.com